Exhibit m (i) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                     FEDERATED FIXED INCOME SECURITIES, INC.
                                DISTRIBUTION PLAN

     This Distribution Plan ("Plan") is adopted as of the 12th day of February, 2004, by the Board of Directors of Federated Fixed Income Securities, Inc. (the "Corporation"), a Maryland Corporation with respect to certain classes of shares ("Classes") of the portfolios of the Corporation (the "Funds") set forth in exhibits hereto.

1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Corporation to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares") and pursuant to the "Distributor's Contract" entered into by the Corporation and FSC.

2. This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include:
     (a) providing incentives to financial institutions ("Financial Institutions") to sell Shares and; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions. The Plan is also designed to cover the costs of administrative services performed in connection with the sale of Shares, but are not limited to shareholder services, recordkeeping services and educational services, as well as the costs of implementing and operating the Plan.

3. As compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the exhibits to this Agreement. FSC may use all or any of the fees received pursuant to the Plan to pay any of the expenses associated with the activities under Paragraph 2 hereof whether incurred directly, or through Financial Institutions.

4. Any payments by FSC to Financial Institutions with funds received as compensation under this Plan will be made pursuant to an agreement entered into by FSC and the Financial Institution ("Financial Institution Agreement"). FSC has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement.

5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Directors of the Corporation, and the Board of Directors shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

6. This Plan shall become effective with respect to each Class (i) after approval as required by Rule 12b-1 under the Act as in effect on the date of the execution hereof; and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Corporation's Board of Directors and a majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Directors as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Directors and thereafter for successive periods of one year subject to approval as described above.

8. All material amendments to this Plan must be approved by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on it.

9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Directors; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Corporation.

11. While this Plan shall be in effect, the selection and nomination of Disinterested Directors of the Corporation shall be committed to the discretion of the Disinterested Directors then in office.

12. All agreements with any person relating to the implementation of this Plan, including, but not limited to Financial Institution Agreements, shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.


Merged into Federated Short-Term Income Fund (FIST)-Class A Shares - 8/27/04

                                    EXHIBIT A
                                     to the
                                Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                           Federated Limited Term Fund

                                 Class A Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Fixed Income Securities, Inc. with respect to the Class A Shares of the portfolio of the Corporation set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class A Shares of Federated Fixed Income Securities, Inc. held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED FIXED INCOME SECURITIES, INC.


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President





                                    EXHIBIT B
                                     to the
                                Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                      Federated Limited Term Municipal Fund
                       Federated Municipal Ultrashort Fund

                                 Class A Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Fixed Income Securities, Inc. with respect to the Class A Shares of the portfolios of the Corporation set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Fixed Income Securities, Inc. held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED FIXED INCOME SECURITIES, INC.


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President







                                    EXHIBIT C
                                     to the
                                Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                         Federated Strategic Income Fund

                                 Class C Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Fixed Income Securities, Inc. with respect to the Class C Shares of the portfolio of the Corporation set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Fixed Income Securities, Inc. held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED FIXED INCOME SECURITIES, INC.


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President

Federated Limited Term Fund -Class F Shares merged into Federated Short-Term Income Fund (FIST)-Institutional Service Shares - 8/27/04







                                    EXHIBIT D
                                     to the
                                Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                           Federated Limited Term Fund
                      Federated Limited Term Municipal Fund

                                 Class F Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Fixed Income Securities, Inc. with respect to the Class F Shares of the portfolios of the Corporation set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.15 of
      1% of the average aggregate net asset value of the Class F Shares of Federated Fixed Income Securities, Inc. held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED FIXED INCOME SECURITIES, INC.


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President








                                    EXHIBIT E
                                     to the
                                Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                         Federated Strategic Income Fund

                                 Class F Shares

     This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Fixed Income Securities, Inc. with respect to the Class F Shares of the portfolio of the Corporation set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class F Shares of Federated Fixed Income Securities, Inc. held during the month.

     Witness the due execution hereof this 1st day of March, 2004.



                                    FEDERATED FIXED INCOME SECURITIES, INC.


                                    By:  /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President